UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2018, at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of TheStreet, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the TheStreet, Inc. 2007 Performance Incentive Plan (the “2007 Plan”) to, among other things, (i) increase the available share reserve of the 2007 Plan by 5,200,000 shares and (ii) provide for a maximum limit on the amount of cash fees and equity awards that may be paid or granted to a non-employee director in such capacity, each fiscal year (the 2007 Plan, as amended and restated, the “Amended and Restated 2007 Plan”). The Amended and Restated 2007 Plan previously had been approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”) on April 5, 2018.

A more complete description of the terms of the Amended and Restated 2007 Plan can be found in “Proposal No. 4—Approval of the Amended and Restated 2007 Performance Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2018 (the “2018 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2018 Proxy Statement are qualified by reference to the Amended and Restated 2007 Plan, which was filed as Appendix A to the 2018 Proxy Statement and is incorporated by reference herein.

In addition, on May 18, 2018, following the Compensation Committee (the “Committee”) of the Board’s annual review of executive severance, the Committee approved new severance agreements for our named executive officers, which provide for the following benefits in the event of a termination without Cause or resignation for Good Reason (each, as defined in the applicable agreement) during a “protective period,” beginning 30 days prior to and ending 18 months following a Transaction (as defined in the applicable agreement): (x) severance payments equal to 18 months of his then-current base salary in the case of David Callaway and Eric Lundberg, and 12 months of his then-current base salary in the case of Jeffrey Davis; and (y) Company-paid COBRA premiums for up 18 months in the case of Mr. Callaway and Mr. Lundberg, and for up to twelve months in the case of Mr. Davis.

In order to receive such severance payments and benefits, each named executive officer is required to execute a release of claims and comply with certain post-termination restrictions, which among other things, include complying with certain non-competition, non-solicitation, non-disparagement and confidentiality provisions. If a named executive officer has a termination of employment other than during the protective period, then the severance protections previously disclosed will apply.

The foregoing description is qualified by reference to the form of Transaction Separation Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting was held on May 18, 2018. Stockholders of record at the close of business on April 4, 2018 (the “Record Date”) were entitled to vote at the 2018 Annual Meeting. As of the Record Date, there were 49,188,853 shares of the Company’s common stock issued and outstanding and entitled to vote at the 2018 Annual Meeting.

The Company’s stockholders voted on four proposals at the 2018 Annual Meeting, as described in the 2018 Proxy Statement. The final results for the votes are set forth below.

Proposal 1:

James J. Cramer, Bowers Espy and Kevin Rendino were each elected as Class I directors, each receiving at least a majority of the votes cast, to serve for a three-year term expiring at the annual meeting of stockholders in 2021, or until their respective successors are duly elected and qualified, by the votes set forth below:

	For	Withheld	Broker Non-Vote
James J. Cramer	30,508,129	4,895,570	9,712,692

	For	Withheld	Broker Non-Vote
Bowers Espy	30,508,632	4,895,067	9,712,692

	For	Withheld	Broker Non-Vote
Kevin Rendino	33,248,073	2,155,626	9,712,692

Proposal 2:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, by the votes set forth below:

For	Against	Abstain
44,818,699	278,485	19,207

There were no broker non-votes on this proposal.

Proposal 3:

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the 2018 Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
30,448,605	4,930,784	24,310	9,712,692

Proposal 4:

The Company’s stockholders approved the Amended and Restated 2007 Plan, as described in the 2018 Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
30,393,791	4,858,054	151,854	9,712,692

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description

10.1	TheStreet, Inc. 2007 Performance Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 16, 2018)
10.2	Form of Transaction Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: May 18, 2018	By:	/s/Eric Lundberg
Eric Lundberg
Chief Financial Officer